UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 21, 2021

Ventas, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

353 N. Clark Street, Suite 3300, Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 483-6827

Not applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.25 par value	VTR	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

This Current Report on Form 8-K is being filed in connection with the closing on September 21, 2021 of the transactions contemplated by the Agreement and Plan of Merger, dated as of June 28, 2021 (the “Merger Agreement”), by and among Ventas, Inc., a Delaware corporation (the “Company”), Cadence Merger Sub LLC, a Delaware limited liability company and a subsidiary of the Company (“Merger Sub”), and New Senior Investment Group Inc., a Delaware corporation (“New Senior”), pursuant to which Merger Sub merged with and into New Senior, with New Senior surviving the merger as a subsidiary of Ventas (the “Merger”).

At the effective time of the Merger (the “Effective Time”), subject to the terms and conditions set forth in the Merger Agreement, each share of common stock, par value $0.01 per share, of New Senior (the “New Senior Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of New Senior Common Stock owned directly by the Company, Merger Sub or New Senior) was converted into the right to receive 0.1561 (the “Exchange Ratio”) of a newly issued share of common stock, par value $0.25 per share, of the Company (together with cash in lieu of fractional shares, the “Merger Consideration”).

In addition, at the Effective Time, (i) each option to purchase shares of New Senior Common Stock vested and was canceled and converted into the right to receive an amount in cash equal to the product of (1) the excess, if any, of the value of the Exchange Ratio multiplied by the closing price on the New York Stock Exchange (“NYSE”) for a share of common stock of the Company on September 20, 2021, the last trading day before completion of the Merger, over the per share exercise price of such option times (2) the number of shares covered by such option, less applicable tax withholdings, and (ii) each restricted stock award and restricted stock unit award vested and was canceled and became entitled to receive the Merger Consideration in respect of each share of New Senior Common Stock covered by such award, less applicable tax withholdings, with the number of shares of New Senior Common Stock covered by any performance-based restricted stock unit award determined based on maximum performance.

In connection with the closing of the Merger, the shares of New Senior Common Stock that previously traded under the ticker symbol “SNR” on the NYSE have ceased trading on, and will be delisted from, the NYSE.

The foregoing description of the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement. A copy of the Merger Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 28, 2021, and is incorporated herein by reference.

Item 8.01.	Other Events.

On September 21, 2021, the Company and New Senior issued a joint press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of June 28, 2021, by and among the Company, Merger Sub and New Senior (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K, as filed by the Company with the SEC on June 28, 2021).

99.1	Joint Press Release, dated as of September 21, 2021.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VENTAS, INC.

	By:	/s/ Carey S. Roberts
Carey S. Roberts
Executive Vice President, General Counsel and Ethics & Compliance Officer
Dated: September 21, 2021